SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549



                                FORM 8-K


                             CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported) October 24, 1995



                      Montgomery Ward Holding Corp.
         (Exact name of registrant as specified in its charter)



           Delaware                    0-17540              36-3571585
 (State or other jurisdiction  (Commission File Number)    (IRS Employer
       of incorporation)                                  Identification
                                                             Number)



 Montgomery Ward Plaza, Chicago, Illinois              60671
(Address of principal executive offices)             (Zip Code)


   Registrant's telephone number, including area code:  (312) 467-2000


      (Former name or former address, if changed since last report)



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Item 5.  Other Information

     On October 24, 1995, Signature Financial/Marketing, Inc. ( Signature and, together with its subsidiaries, the Signature Group ) and Amoco Oil Holding Company entered into a letter of intent for the sale of all the outstanding capital stock of Amoco Enterprises, Inc., operator of the Amoco Motor Club, to the Signature Group. Signature is a wholly-owned subsidiary of Montgomery Ward
& Co., Incorporated, which is, in turn, a wholly-owned subsidiary of Montgomery Ward Holding Corp. The purchase price is $100 million, subject to certain specified adjustments based upon the closing balance sheet of Amoco Enterprises, Inc. The transaction is subject to certain conditions, including the completion of a due diligence review, the approval of both companies Board of Directors, the receipt of all regulatory and third party approvals, as well as the execution of a definitive agreement between the two companies.

                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the issuer has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  MONTGOMERY WARD HOLDING CORP.

November 13, 1995
                                   By: /s/  John L.Workman
                                      John L. Workman
                                      Executive Vice President,
                                      Chief Financial Officer
                                      and Assistant Secretary